EXHIBIT 8.1


                              July 6, 1999


Bank United Corp.
3200 Southwest Freeway, Suite 1600
Houston, Texas 77027

Ladies and Gentlemen:

We have acted as counsel to Bank United Corp., a Delaware corporation, in connection with the proposed merger (the "Merger") of BUC Acquisition Corporation II, a Texas corporation and a direct wholly-owned subsidiary of Bank United Corp. ("BUC Acquisition"), with and into Texas Central Bancshares, Inc., a Texas corporation ("Texas Central"), upon the terms and conditions set forth in the Agreement and Plan of Reorganization (the "Agreement") dated as of March 23, 1999 by and among Bank United Corp., BUC Acquisition and Texas Central.

You have requested our opinion regarding certain material federal income tax consequences of the Merger. In rendering our opinion, we have examined and relied upon the accuracy and completeness of facts, information, covenants, and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Proxy Statement/Prospectus filed as part of Registration Statement on Form S-4 (Registration No. 333-81135) (the "Registration Statement"), and other documents we have deemed necessary and appropriate. Our opinion is conditioned on, among other things, the accuracy of the facts, information, covenants and representations set forth in the officer certificates to be delivered by certain officers of Bank United Corp., BUC Acquisition and Texas Central upon consummation of the Merger.

Based upon and subject to the foregoing, we hereby confirm that the discussion set forth in the Proxy Statement/Prospectus filed as part of the Registration Statement under the caption "Material Federal Income Tax Consequences," as it relates to the federal income tax consequences of the Merger is our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Opinions" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent,

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Bank United Corp.
July 6, 1999
Page 2

we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

We express no opinion as to the laws of any jurisdiction other that the federal laws of the United States of America.



                                    Very truly yours,

                                /s/ BRACEWELL & PATTERSON, L.L.P.
                                    Bracewell & Patterson, L.L.P.